                                                                                         FILED PURSUANT TO RULE 433
                                                                                        REGISTRATION NO. 333-131201

PRELIMINARY TERM SHEET

RFMSI SERIES 2006-SA3TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2006-SA3

RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
Depositor

(Commission Filed No. 333-131201)

RESIDENTIAL FUNDING CORPORATION
Sponsor and Master Servicer

U.S. BANK NATIONAL ASSOCIATION, Trustee

BANC OF PLACECOUNTRY-REGIONAMERICA SECURITIES LLC
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SECURITIES AND EXCHANGE
COMMISSION,  OR SEC, FOR THE OFFERING TO WHICH THIS COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE
BASE  PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE
COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING
EDGAR  ON THE  SEC  WEB  SITE  AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER  OR  ANY  DEALER
PARTICIPATING  IN THE  OFFERING  WILL  ARRANGE TO SEND YOU THE BASE  PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY
CALLING TOLL-FREE 1-800-294-1322 OR BY EMAIL AT dg.prospectus_distribution@bofasecurities.com.

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN THE
BASE  PROSPECTUS AND THE PROSPECTUS  SUPPLEMENT FOR THE OFFERED  CERTIFICATES.  THE  INFORMATION IN THIS TERM SHEET
IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION  IN THIS TERM  SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT  TO PURCHASE  ANY OF THE
OFFERED CERTIFICATES,  SUPERSEDES  INFORMATION CONTAINED IN ANY PRIOR SIMILAR TERM SHEET, THE TERM SHEET SUPPLEMENT
AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET AND THE RELATED  TERM SHEET  SUPPLEMENT  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO
BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

AUGUST 9, 2006

                   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY
                   CLASS OF OFFERED CERTIFICATES, THE TERM SHEET SUPPLEMENT AND THE RELATED BASE
                                PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide  information  to you about the offered  certificates  in three or more separate  documents  that provide progressively more detail:

         -        the related base prospectus,  dated July 14, 2006, which provides  general  information,  some of which may not apply to the offered certificates;

         -        the term sheet supplement,  dated July 25, 2006, which provides general  information about series of certificates  issued pursuant to the  depositor's  "Jumbo A" floating rate program,  or the SA
                  Program, some of which may not apply to the offered certificates; and

         -        this term  sheet,  which  describes  terms  applicable  to the  classes of  offered  certificates described  herein,  provides a  description  of certain  collateral  stipulations  regarding  the mortgage  loans and the parties to the  transaction,  and provides other  information  related to the offered certificates.

This term  sheet  provides a very  general  overview  of certain  terms of the  offered  certificates  and does not contain all of the information  that you should consider in making your investment  decision.  To understand all of the terms of a class of the  offered  certificates,  you  should  read  carefully  this  document,  the term  sheet supplement, and the entire base prospectus.

The related base  prospectus  filed by the depositor has been filed in connection with prior series of certificates
issued     under    the    SA     program,     and    may    be    found    on,     the    SEC's     website     at
http://www.sec.gov/Archives/edgar/data/774352/000095013606005751/file1.htm..

The registration statement to which this offering relates is Commission File Number 333-131201.

If the  description  of the offered  certificates  in this term sheet differs from the  description  of the offered certificates  in the related base  prospectus or the term sheet  supplement,  you should rely on the description in this term sheet.  Defined  terms used but not defined  herein shall have the meaning  ascribed  thereto in the term sheet supplement and the related base prospectus.

The offered certificates herein are reflected in the table below.

THE  INFORMATION IN THIS TERM SHEET, IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE ANY
OF THE  CERTIFICATES,  SUPERSEDES  ANY  INFORMATION  CONTAINED  IN ANY  PRIOR  SIMILAR  MATERIALS  RELATING  TO THE
CERTIFICATES.  THE  INFORMATION  IN THIS TERM SHEET IS  PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR CHANGE.  THIS
TERM  SHEET  IS BEING  DELIVERED  TO YOU  SOLELY  TO  PROVIDE  YOU  WITH  INFORMATION  ABOUT  THE  OFFERING  OF THE
CERTIFICATES  REFERRED TO IN THIS TERM SHEET AND THE TERM SHEET  SUPPLEMENT AND TO SOLICIT AN OFFER TO PURCHASE THE
CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE  MADE BY YOU WILL NOT BE ACCEPTED  AND WILL NOT
CONSTITUTE A CONTRACTUAL  COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES,  UNTIL WE HAVE ACCEPTED YOUR OFFER
TO PURCHASE THE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT
OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE  UNDERWRITER'S  OBLIGATION  TO DELIVER SUCH
CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS OF THE  UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE
AVAILABILITY  OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS
OF THE CERTIFICATES,  AND THE  CHARACTERISTICS OF THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER
THINGS,  TO THE  POSSIBILITY  THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME  DELINQUENT OR DEFAULTED OR MAY
BE REMOVED OR REPLACED  AND THAT  SIMILAR OR  DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,  AND THAT ONE OR
MORE CLASSES OF CERTIFICATES MAY BE SPLIT,  COMBINED OR ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL  PROSPECTUS.  YOU ARE  ADVISED  THAT  CERTIFICATES  MAY NOT BE  ISSUED  THAT  HAVE  THE  CHARACTERISTICS
DESCRIBED IN THESE  MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL SUCH  CERTIFICATES  TO YOU IS CONDITIONED ON
THE  MORTGAGE  LOANS AND THE  CERTIFICATES  HAVING THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  IF FOR ANY
REASON THE ISSUING  ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE  UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE
ISSUING  ENTITY  NOR ANY  UNDERWRITER  WILL  HAVE  ANY  OBLIGATION  TO YOU TO  DELIVER  ALL OR ANY  PORTION  OF THE
CERTIFICATES  WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL BE
LIABLE FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

NEITHER THE ISSUING ENTITY NOR ANY OF ITS AFFILIATES  PREPARED,  PROVIDED,  APPROVED OR VERIFIED ANY STATISTICAL OR
NUMERICAL  INFORMATION PROVIDED HEREIN,  ALTHOUGH THAT INFORMATION MAY BE BASED IN PART ON LOAN LEVEL DATA PROVIDED
BY THE ISSUING ENTITY OR ITS AFFILIATES.

RISK FACTORS

The offered  certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you  understand  the  prepayment,  credit,  liquidity  and market  risks associated with that class.  The offered  certificates  are complex  securities.  You should possess,  either alone or together  with an investment  advisor,  the expertise  necessary to evaluate the  information  contained in this term sheet, the term sheet  supplement and the related base prospectus for the offered  certificates in the context of your  financial  situation and tolerance for risk. You should  carefully  consider,  among other things,  all of the  applicable  risk factors in connection  with the purchase of any class of the offered  certificates  listed in the section entitled "Risk Factors" in the term sheet supplement.

This is a Crossed  Transaction  as  described  in the term sheet  supplement  and is not an Excess  Transaction  as described in the term sheet supplement.

-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
                       PASS-THROUGH       INITIAL CERTIFICATE            INITIAL
       CLASS               RATE          PRINCIPAL BALANCE(1)           RATING(2)                     DESIGNATIONS
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

                                                      OFFERED CERTIFICATES

---------------------------------------------------------------------------------------------------------------------------------
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
      I-A(3)           Variable(4)                (9)                  AAA or Aaa                        Senior
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
      II-A(3)          Variable(4)                (9)                  AAA or Aaa                        Senior
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
     III-A(3)          Variable(4)                (9)                  AAA or Aaa                        Senior
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
      IV-A(3)          Variable(4)                (9)                  AAA or Aaa                        Senior
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
       R(5)            Variable(4)                (6)                  AAA or Aaa                    Senior/Residual
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
        M-1            Variable(8)                (9)                   AA or Aa2                       Mezzanine
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
        M-2            Variable(8)                (9)                    A or A1                        Mezzanine
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
        M-3            Variable(8)                (9)                  BBB or Baa2                      Mezzanine
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                  NON-OFFERED CERTIFICATES(7)
---------------------------------------------------------------------------------------------------------------------------------
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
   B-1, B-2, B-3       Variable(8)                (9)                      (2)                         Subordinate
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
(1)      The initial  certificate  principal  balances are approximate and subject to a +/- 10% variance based upon the final pool as of the cut-off date and additional rating agency analysis.
(2)      It is a condition  to the issuance of the offered  certificates  that they be rated by at least two of the rating  agencies.  The  rating  agencies  will  include  Standard  & Poor's,  a  division  of The  McGraw-Hill
     Companies,  Inc. ("S&P"),  Fitch Ratings ("Fitch") and/or Moody's Investors  Service,  Inc.  ("Moody's").  The
     Class  M-1,  Class M-2 and Class M-3  Certificates  (together,  the "Class M  Certificates")  will be rated at least  investment  grade by at least one of the rating  agencies.  The Class B Certificates  may or may not be rated by any rating agency.
(3)      The Class I-A, Class II-A, Class III-A and Class IV-A Certificates  represent aggregate  structuring bonds that may be  divided  to form one or more  additional  classes  of senior  certificates.  Any class of Class A
     Certificates that are Retail Certificates (as defined below) will not be offered hereby.
(4)      The  pass-through  rate on the Class I-A,  Class II-A,  Class III-A,  Class IV-A and Class R  Certificates
     will be equal to the  weighted  average  of the net  mortgage  rates on the  mortgage  loans  included  in the related loan group.
(5)      The offered certificates will include one or more classes of Class R Certificates.
(6)      Each class of Class R Certificates will have an initial certificate principal balance of $100.
(7)      The  information  presented for non-offered  certificates is provided solely to assist your  understanding of the offered certificates.
(8)      The  methodology  for  determining the variable rate of the Class M and Class B Certificates is more fully described below.
(9)      The initial  certificate  principal  balances of the Class I-A, Class II-A, Class III-A, Class IV-A, Class
     M-1, Class M-2, Class M-3, Class B-1,  Class B-2 and Class B-3  Certificates  will be determined  based on the final pool as of the cut-off date and additional rating agency analysis.

CLASS M AND CLASS B CERTIFICATES:

The pass-through  rate on each class of the Class M and Class B Certificates  will be equal to the weighted average of the  pass-through  rates on the Class I-A,  Class  II-A,  Class III-A and Class IV-A  Certificates,  weighted in proportion  to the  results of  subtracting  from the  aggregate  stated  principal  balance of each loan group the aggregate principal balance of the related Senior Certificates.

-----------------------------------------------------------------------------------------------------------------------
         LOAN GROUP I: PRELIMINARY MORTGAGE POOL CHARACTERISTICS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
MORTGAGE LOAN TYPE: 3/1 and 3/6 Conventional, Hybrid Adjustable-Rate Mortgage Loans
AGGREGATE STATED PRINCIPAL BALANCE OF GROUP I LOANS (+/-10%): approximately $25,000,000
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10): 6.169%
WEIGHTED AVERAGE SERVICING FEE (+/- 0.10): 0.30%
WEIGHTED AVERAGE PASS-THRU RATE (+/-0.10): 5.865%
WEIGHTED AVERAGE GROSS MARGIN (+/-0.15): 2.400%
WEIGHTED AVERAGE CAP AT THE ROLL (+/-0.15): 2.050%
WEIGHTED AVERAGE PERIODIC CAP (+/-0.15): 1.900%
WEIGHTED AVERAGE LIFE CAP (+/-0.15): 6.000%
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH): 360 months
WEIGHTED AVERAGE REMAINING MATURITY (+/- 1 MONTH): 357 months
MONTHS TO ROLL (+/- 1 MONTH): 33
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/-5): 71.0%
PLACESTATECALIFORNIA CONCENTRATION (+/-10): 27.1%
FULL/ALT DOCUMENTATION (+/-5): 76.0%
CASH OUT REFINANCE (+/-10): 19.5%
SINGLE FAMILY DETACHED (+/-10): 82.0%
INVESTOR PROPERTY: None
INTEREST ONLY MORTGAGE LOANS (+/-5): 88.3%
WEIGHTED AVERAGE FICO (+/-10): 732
AVERAGE MORTGAGE LOAN BALANCE (+/-10%): $600,000
CONFORMING BALANCE (+/-10): 3.0%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
         LOAN GROUP II: PRELIMINARY MORTGAGE POOL CHARACTERISTICS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
MORTGAGE LOAN TYPE: 5/1 and 5/6 Conventional, Hybrid Adjustable-Rate Mortgage Loans
AGGREGATE STATED PRINCIPAL BALANCE OF GROUP II LOANS (+/-10%): approximately $155,000,000
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10): 6.322%
WEIGHTED AVERAGE SERVICING FEE (+/- 0.10): 0.30%
WEIGHTED AVERAGE PASS-THRU RATE (+/-0.10): 5.999%
WEIGHTED AVERAGE GROSS MARGIN (+/-0.15): 2.400%
WEIGHTED AVERAGE CAP AT THE ROLL (+/-0.15): 5.000%
WEIGHTED AVERAGE PERIODIC CAP (+/-0.15): 1.900%
WEIGHTED AVERAGE LIFE CAP (+/-0.15): 5.000%
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH): 360 months
WEIGHTED AVERAGE REMAINING MATURITY (+/- 1 MONTH): 359 months
MONTHS TO ROLL (+/- 1 MONTH): 59
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/-5): 72.3%
PLACESTATECALIFORNIA CONCENTRATION (+/-10): 38.2%
FULL/ALT DOCUMENTATION (+/-5): 72.1%
CASH OUT REFINANCE (+/-10): 29.0%
SINGLE FAMILY DETACHED (+/-10): 88.8%
INVESTOR PROPERTY: None
INTEREST ONLY MORTGAGE LOANS (+/-5): 80.4%
WEIGHTED AVERAGE FICO (+/-10): 739
AVERAGE MORTGAGE LOAN BALANCE (+/-10%): $581,000
CONFORMING BALANCE (+/-10): 2.0%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
         LOAN GROUP III: PRELIMINARY MORTGAGE POOL CHARACTERISTICS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
MORTGAGE LOAN TYPE: 7/1 and 7/6 Conventional, Hybrid Adjustable-Rate Mortgage Loans
AGGREGATE STATED PRINCIPAL BALANCE OF GROUP III LOANS (+/-10%): approximately $100,000,000
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10): 6.365%
WEIGHTED AVERAGE SERVICING FEE (+/- 0.10): 0.30%
WEIGHTED AVERAGE PASS-THRU RATE (+/-0.10): 6.065%
WEIGHTED AVERAGE GROSS MARGIN (+/-0.15): 2.500%
WEIGHTED AVERAGE CAP AT THE ROLL (+/-0.15): 5.000%
WEIGHTED AVERAGE PERIODIC CAP (+/-0.15): 1.850%
WEIGHTED AVERAGE LIFE CAP (+/-0.15): 5.000%
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH): 360 months
WEIGHTED AVERAGE REMAINING MATURITY (+/- 1 MONTH): 358 months
MONTHS TO ROLL (+/- 1 MONTH): 82
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/-5): 71.0%
PLACESTATECALIFORNIA CONCENTRATION (+/-10): 40.4%
FULL/ALT DOCUMENTATION (+/-5): 71.0%
CASH OUT REFINANCE (+/-10): 21.8%
SINGLE FAMILY DETACHED (+/-10): 90.7%
INVESTOR PROPERTY: None
INTEREST ONLY MORTGAGE LOANS (+/-5): 83.3%
WEIGHTED AVERAGE FICO (+/-10): 734
AVERAGE MORTGAGE LOAN BALANCE (+/-10%): $584,000
CONFORMING BALANCE (+/-10): 2.0%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
         LOAN GROUP IV: PRELIMINARY MORTGAGE POOL CHARACTERISTICS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
MORTGAGE LOAN TYPE: 10/1 and 10/6 Conventional, Hybrid Adjustable-Rate Mortgage Loans
AGGREGATE STATED PRINCIPAL BALANCE OF GROUP IV LOANS (+/-10%): approximately $70,000,000
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10): 6.393%
WEIGHTED AVERAGE SERVICING FEE (+/- 0.10): 0.30%
WEIGHTED AVERAGE PASS-THRU RATE (+/-0.10): 6.093%
WEIGHTED AVERAGE GROSS MARGIN (+/-0.15): 2.700%
WEIGHTED AVERAGE CAP AT THE ROLL (+/-0.15): 5.000%
WEIGHTED AVERAGE PERIODIC CAP (+/-0.15): 1.950%
WEIGHTED AVERAGE LIFE CAP (+/-0.15): 5.000%
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH): 360 months
WEIGHTED AVERAGE REMAINING MATURITY (+/- 1 MONTH): 358 months
MONTHS TO ROLL (+/- 1 MONTH): 118
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/-5): 71.5%
PLACESTATECALIFORNIA CONCENTRATION (+/-10): 30.0%
FULL/ALT DOCUMENTATION (+/-5): 78.7%
CASH OUT REFINANCE (+/-10): 22.1%
SINGLE FAMILY DETACHED (+/-10): 92.0%
INVESTOR PROPERTY: None
INTEREST ONLY MORTGAGE LOANS (+/-5): 100.0%
WEIGHTED AVERAGE FICO (+/-10): 740.6
AVERAGE MORTGAGE LOAN BALANCE (+/-10%): $779,000
CONFORMING BALANCE (+/-10): 0.0%
-----------------------------------------------------------------------------------------------------------------------

The percentages set forth above, other than any weighted averages, are percentages of the aggregate principal balance of the actual mortgage loans to be included in the related loan group on the Closing Date, as of the
Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.  Any weighted average is weighted based on the principal balance of the actual mortgage loans to be included in the related loan group on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

The number  expressed in  parenthesis  for a category  above  reflects the amount by which the number or percentage set forth for such  category  may vary in the actual  mortgage  loans  included  in the  related  loan group on the
Closing Date.  For example,  the Cash out refinance  percentage  for Loan Group I could vary from 19.5% to 39.5% of the aggregate  principal  balance of the actual  mortgage loans to be included in loan group I on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

The  percentage  expressed in  parenthesis  for a category  above  reflects the  percentage by which the number set forth for such  category may vary in the actual  mortgage  loans  included in the related loan group on the Closing
Date. For example,  the Aggregate  Stated  Principal  Balance of the mortgage loans included in the loan group I on the Closing  Date,  as of the Cut-off  Date,  after  deducting  payments of  principal  due during the month of the
Cut-off Date, could be lower or higher than the amount specified by as much as 10%.

CERTAIN TRANSACTION INFORMATION

OFFERED CERTIFICATES:               The Class  I-A,  Class  II-A,  Class  III-A,  Class  IV-A,  Class M and Class R
                                    Certificates.

UNDERWRITER:                        Banc  of   placecountry-regionAmerica   Securities  LLC,  or  BofA.  BofA  will
                                    purchase the Class I-A, Class II-A,  Class III-A,  Class IV-A, Class M, Class R
                                    (other  than a de minimis  portion  thereof)  and Class B  Certificates  on the closing date,  subject to the  satisfaction  of the conditions set forth in the underwriting agreement.

SIGNIFICANT SERVICERS:              HomeComings Financial Network, Inc. ("HomeComings"),  a wholly-owned subsidiary of  Residential  Funding,  is  expected  to  subservice  more  than  20% of the
                                    mortgage  loans.   GMAC  Mortgage   Corporation   ("GMACMC"),   a  wholly-owned
                                    subsidiary of Residential Funding Corporation,  may subservice a portion of the mortgage loans.

SIGNIFICANT ORIGINATORS:            Originators  that  originated  10%  or  more  of  the  mortgage  loans  include
                                    HomeComings and GMACMC.

CUT-OFF DATE:                       August 1, 2006.

CLOSING DATE:                       On or about August 30, 2006.

DISTRIBUTION DATE:                  25th of each  month,  or the next  business  day if such day is not a  business day, commencing September 25, 2006.

FINAL SCHEDULED
DISTRIBUTION DATES:                 The  distribution  date in August  2036.  The actual  final  distribution  date could be later or substantially earlier.

FORM OF CERTIFICATES:               Book-entry:  Class  I-A,  Class  II-A,  Class  III-A,  Class  IV-A and  Class M
                                    Certificates. Physical:  Class R Certificates.

MINIMUM DENOMINATIONS:              Investors  may hold the  beneficial  interests  in the Class I-A,  Class  II-A,
                                    Class III-A or Class IV-A  Certificates,  other than any class of Interest Only
                                    Certificates and any class of Retail  Certificates and Class M-1  Certificates, in minimum denominations  representing an original principal amount of $100,000 and  integral  multiples  of $1 in  excess  thereof.  Class  M-2 and  Class M-3
                                    Certificates in minimum  denominations of $250,000 and integral multiples of $1 in  excess  thereof.  Any  class  of  Interest  Only  Certificates:  $2,000,000 notional amount.  Class R Certificates: 20% percentage interests.

                                    Any class of Class I-A Class II-A, Class III-A and IV-A  Certificates  that may be issued in minimum  denominations of less than $25,000 are referred to herein as "Retail  Certificates" and are not offered hereby. The minimum  denomination for any  class of  Retail  Certificates  will be set  forth  in the  prospectus supplement.

SENIOR CERTIFICATES:                Class I-A, Class II-A, Class III-A, Class IV-A and Class R Certificates.

SUBORDINATE CERTIFICATES:           Class M-1,  Class  M-2,  Class M-3,  Class  B-1,  Class B-2 and Class B-3.  The
                                    Subordinate   Certificates  will  provide  credit  enhancement  to  the  Senior
                                    Certificates.

ERISA:                              Subject  to the  considerations  contained  in the term sheet  supplement,  the
                                    Class I-A, Class II-A, Class III-A,  Class IV-A and Class M Certificates may be
                                    eligible for purchase by persons  investing assets of employee benefit plans or individual  retirement  accounts  assets.  Sales of the Class R Certificates to such plans or  retirement  accounts  are  prohibited,  except as  permitted  in
                                    "ERISA Considerations" in the term sheet supplement.

                                    See "ERISA  Considerations"  in the term sheet  supplement  and in the  related base prospectus.

SMMEA:                              When  issued the  offered  certificates  rated in at least the  second  highest rating  category  by one of the  rating  agencies  will  be  "mortgage  related securities" for purposes of the Secondary  Mortgage  Market  Enhancement Act of
                                    1984,  or  SMMEA,  and  the  remaining  classes  of  certificates  will  not be
                                    "mortgage related securities" for purposes of SMMEA.

                                    See "Legal  Investment"  in the term  sheet  supplement  and "Legal  Investment
                                    Matters" in the related base prospectus.

TAX STATUS:                         For federal income tax purposes,  the depositor will elect to treat the portion of the  trust  consisting  of the  related  mortgage  loans and  certain  other segregated  assets as one or more real  estate  mortgage  investment  conduits.
                                    The offered certificates,  other than the Class R Certificates,  will represent ownership of regular  interests in a real estate  mortgage  investment  conduit and  generally  will be treated as  representing  ownership of debt for federal income tax  purposes.  You will be required  to include in income all  interest and original issue  discount,  if any, on such  certificates in accordance with
                                    the  accrual  method  of  accounting   regardless  of  your  usual  methods  of
                                    accounting.  For federal  income tax purposes,  the Class R  Certificates  will represent residual interests in a real estate mortgage investment conduit.

                                    For further  information  regarding  the  federal  income tax  consequences  of
                                    investing  in  the  offered   certificates,   including  important  information
                                    regarding the tax treatment of the Class R Certificates,  see "Material Federal
                                    Income Tax  Consequences"  in the term sheet supplement and in the related base prospectus.

CREDIT ENHANCEMENT

Credit  enhancement for the Senior  Certificates  will be provided by the  subordination of the Class M and Class B
Certificates,  as and to the extent  described in the term sheet  supplement.  Credit  enhancement  for the Class M
Certificates  will be provided by the  subordination of the Class M Certificates  with a lower payment priority and
Class B  Certificates,  as and to the  extent  described  in the term  sheet  supplement.  Realized  losses  on the mortgage loans will be allocated to the Class B-3  Certificates,  then to the Class B-2  Certificates,  then to the
Class B-1  Certificates,  then the  Class M-3  Certificates,  then to the Class M-2  Certificates,  and then to the
Class M-1  Certificates,  to the extent such class has a  certificate  principal  balance  greater than zero.  When this occurs,  the certificate  principal balance of the class to which the loss is allocated is reduced,  without a corresponding payment of principal.

If the aggregate  certificate  principal  balance of the Subordinate  Certificates has been reduced to zero, losses on the mortgage loans in a loan group will be allocated  among the related Senior  Certificates  in accordance with their  respective  remaining  certificate  principal  balances or accrued  interest,  subject to the special  rules described in the term sheet supplement.

See "Description of the Certificates--Allocation of Losses; Subordination" in the term sheet supplement.

ADVANCES

For any month,  if the Master  Servicer does not receive the full scheduled  payment on a mortgage loan, the Master
Servicer  will advance funds to cover the amount of the scheduled  payment that was not made.  However,  the Master
Servicer will advance  funds only if it determines  that the advance will be  recoverable  from future  payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION

On any  distribution  date on which the aggregate  outstanding  principal  balance of the mortgage  loans as of the related  determination  date is less than 10% of their aggregate stated  principal  balance as of the cut-off date, the master servicer may, but will not be required to:

         o        purchase from the trust all of the remaining  mortgage loans,  causing an early retirement of the certificates; or

         o        purchase all of the certificates.

Under  either  type of optional  purchase,  holders of the  outstanding  certificates  are  entitled to receive the outstanding  certificate  principal balance of the certificates in full with accrued interest, as and to the extent described  in the term sheet  supplement.  However,  any  optional  purchase of the  remaining  mortgage  loans may result in a shortfall to the holders of the most  subordinate  classes of  certificates  outstanding,  if the trust then  holds  properties  acquired  from  foreclosing  upon  defaulted  loans.  In  either  case,  there  will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and  Servicing  Agreement--Termination"  in the term sheet  supplement  and "The Pooling and  Servicing
Agreement--Termination; Retirement of Certificates" in the related base prospectus.

PRIORITY OF DISTRIBUTIONS AMONG OFFERED CERTIFICATES

General  principles  underlying  priority  of  distributions  among the  offered  certificates  are set forth under
"Description of the  Certificates--Glossary of Terms," "--Interest  Distributions,"  "--Principal Distributions on the
Senior  Certificates,"  "--Principal  Distributions  on the Class M  Certificates"  and, if applicable,  "--Principal
Distributions on Certain Classes of Insured Certificates" in the term sheet supplement.

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

A description  of certain yield and prepayment  considerations  applicable to the offered  certificates,  including certain special yield and  prepayments  considerations  applicable to any class included in any applicable  special categories  and  designations  of the offered  certificates,  are set forth  under  "Certain  Yield and  Prepayment
Considerations"   in  the  term  sheet  supplement  and  "Yield   Considerations"   and  "Maturity  and  Prepayment
Considerations" in the related base prospectus.

The categories and designations of the offered  certificates of any class of the offered  certificates will be more fully described in the term sheet supplement.